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                                                                     EXHIBIT 3.2


                                     BYLAWS
                                       OF
                           MENDELL TECHNOLOGIES, INC.


                                    ARTICLE I
                                  SHAREHOLDERS

         Section 1.1. Annual Meeting. Unless otherwise designated by the board of directors, the annual meeting of the shareholders shall be held on the first Tuesday in April, at 10:00 a.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in the State of Colorado, the annual meeting shall be held on the next succeeding business day. If the election of directors is not be held on the day designated herein as the date for the annual meeting of the shareholders or at any adjournment thereof, the board of directors shall cause the election of directors to occur at a special meeting of the shareholders to be held as soon thereafter as is reasonable.

         Section 1.2. Special Meetings. Unless otherwise prescribed by statute, special meetings of the shareholders may be called for any purpose or purposes by the president or by the board of directors, and shall be called by the secretary at the written request of any director or holders of not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting demanded.

         Section 1.3. Place of Meeting. The annual meeting or special meetings of the shareholders may be held at the principal office of the corporation or at such other place within or without the State of Colorado as the board of directors may from time to time designate. If no designation is made for any annual or special meeting of the shareholders, the place of meeting shall be the principal office of the corporation.

         Section 1.4. Notice of Meetings. Written notice stating the date, time, and place of a meeting of shareholders and, in case of a special meeting of shareholders the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting at least ten (10) days and not more than sixty (60) days before the meeting. Such notice shall be given in one of the following manners: personally, by mail, by telephone, by private carrier, by telegraph, by teletype, by telephone facsimile, or by such other manner as permitted by the Colorado Business Corporation Act. Such notice shall be given by the secretary or by the person or persons authorized to call shareholders' meetings. If such written notice is mailed, correctly addressed to the shareholder's address shown in the corporation's current record of shareholders, the notice shall be deemed to have been given to the shareholder at the time of mailing. If such written notice is sent by private carrier or if such written notice is sent by United States mail, postage prepaid and by registered or certified mail, return receipt requested, the notice shall be deemed to have been given to the shareholder on the date shown on the return receipt. Otherwise notice is effective when received by the shareholder. Notice of any shareholders' meeting may be waived by any shareholder before or after the date and time of the meeting. Such waiver must be in writing, must be signed by the shareholder, and must be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

         Section 1.5. Action by Shareholders Without a Meeting. Any action permitted to be taken at a shareholders' meeting may be taken without a meeting if one or more written consents, setting forth the action so taken, are signed by all the shareholders entitled to vote on the action. A shareholder may withdraw such consent only by delivering a written notice to the corporation prior to the time when all


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consents have been delivered to the corporation. The written consent may be received by the corporation by electronically transmitted facsimile or other form of wire or wireless communication which provides the corporation with a complete copy thereof, including a copy of the signature. Any such action taken shall be effective when all consents have been delivered to the corporation, unless the consent specifies a later effective date.

         Section 1.6. Telephone Meetings. Shareholders may participate in a meeting of the shareholders by means of communication by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

         Section 1.7. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed a period of seventy (70) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. In the case of a shareholder action without a meeting, the record date shall be the date that the first shareholder signs such consent. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is sent or the date on which the resolution of the board of directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         Section 1.8. Shareholders' List for Meeting. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders' meeting. The list must be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder.

         The shareholders' list must be available for inspection by any shareholder, beginning the earlier of ten days prior to the meeting for which the list was prepared or two business days after notice of the meeting is given, and continuing through the meeting and any adjournment thereof, at the corporation's principal office or at the place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders' list available at the meeting. Subject to applicable law, a shareholder, the shareholder's agent, or the shareholder's attorney is entitled to inspect the list at any time during the meeting or any adjournment.

         Section 1.9. Quorum. A majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment of the meeting, unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, is approved by a voting group if the votes cast


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within the voting group favoring the action exceed the votes cast within the voting group opposing the action. If less than a majority of the shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting for a period not to exceed sixty (60) days at any one adjournment. At such later meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at a meeting as originally notified.

         Section 1.10. Proxies. Each shareholder may vote the shareholder's shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's attorney-in-fact or agent. The appointment form may be transmitted by telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, to a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months unless a different period is expressly provided in the appointment forms. An appointment of a proxy is revocable by the shareholder unless the appointment is coupled with an interest. No proxy may be effectively revoked until notice in writing of such revocation has been given to the secretary or other officer or agent authorized to tabulate votes.

         Section 1.11. Voting Entitlement of Shares. Except as otherwise required by law, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting.

         Section 1.12. Voting of Shares by Certain Holders.

                  (a) Shares standing in the name of another corporation may be voted by that other corporation's president or by proxy appointed by that president, unless some other person, by resolution of its board of directors, shall be appointed to vote such shares. In such case, such other person is entitled to vote the shares upon production of a certified copy of such resolution.

                  (b) Shares held by an administrator, executor, guardian, or conservator may be voted by such person either in person or by proxy, without a transfer of such shares into such person's name. Shares standing in the name of a trustee may be voted by the trustee either in person or by proxy, but no trustee shall be entitled to vote shares held by the trustee without a transfer of such shares into the trustee's name.

                  (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

                  (d) Where shares are held jointly by three or more fiduciaries, the will of the majority of such fiduciaries shall control the manner of voting or giving of a proxy, unless the instrument or order appointing such fiduciaries otherwise directs.

                  (e) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                  (f) Shares of the corporation's own stock belonging to it shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of


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         outstanding shares entitled to vote at any given time. This does not limit the power of the corporation to vote any of its own shares held by it in a fiduciary capacity.

         Section 1.13. Chairman. The President of the Corporation or, in his absence, the senior Vice President present shall act as Chairman at all meetings of the shareholders.

         Section 1.14. Oral Vote. Voting shall be oral but shall be by written ballot if such vote is demanded by any shareholder present in person or by proxy and entitled to vote.


                                   ARTICLE II
                               BOARD OF DIRECTORS

         Section 2.1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the board of directors.

         Section 2.2. Number, Tenure and Qualifications. The directors of the Corporation shall be natural persons of the age of eighteen (18) years or older. The number of directors of the Corporation, shall be between one and seven, as determined by the Board of Directors. The number of directors may be either increased or diminished from time to time by a resolution adopted by the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director. Directors shall be elected at the annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders, and thereafter, until his successor has been elected and has qualified. Directors shall be removable in the manner provided by the statutes of Colorado.

         Section 2.3. Regular Meetings. A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of the shareholders. Such meeting shall occur without any notice to the directors other than the notice occurring in this bylaw. By resolution the board of directors may provide the time and place, either within or without this state, for the holding of any additional regular meetings without any notice other than such resolution.

         Section 2.4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president, of the secretary, or of any director. The person or persons calling such special meeting of the board of directors may fix any place, either within or without this state, as the place for holding that special meeting.

         Section 2.5. Notice. Written notice of the date, time, and place of a special meeting of the board of directors shall be given at least two days prior to the date set for such meeting is such notice is given by mail, or one day prior to the date set for such meeting if notice is given personally, by private carrier, by telegraph, or by telephone facsimile. Such notice shall be given by the secretary or by the person or one of the persons authorized to call directors' meetings. If such written notice is mailed, correctly addressed to the director's address shown in the corporation's current records, the notice shall be deemed to have been given to the director at the time of mailing. If such written notice is sent by private carrier or if such written notice is sent by United States mail, postage prepaid and by registered or certified mail, return receipt requested, the notice shall be deemed to have been given to the director on the date shown on the return receipt. Otherwise notice is effective when received by the director. Notice of any directors' meeting may be waived by any director before or after the date and time of the meeting. Such waiver must be in writing, must be signed by the director, and must be delivered to the corporation for inclusion in the minutes or filing with the corporate records. The attendance of a director at a meeting of the board of directors shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully convened.


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         Section 2.6. Quorum. A quorum of the board of directors consists of a majority of the number of directors specified in, or fixed in accordance with, these bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors.

         Section 2.7. Action by Directors Without a Meeting. Any action required or permitted to be taken at a directors' meeting may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all the directors. Any such action taken shall be effective when all consents have been delivered to the corporation, unless the consent specifies a later effective date.

         Section 2.8. Telephone Meetings. Any director may participate in a meeting of the directors by means of communication by which all persons participating in the meeting can hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         Section 2.9. Removal. At a special meeting of the shareholders called for that purpose, the entire board of directors or any individual director may be removed from office by a vote of shareholders holding a majority of the outstanding shares entitled to vote in an election of directors.

         Section 2.10. Resignation. Any director may resign at any time by mailing or delivering or by transmitting by telegram or cable, to the Secretary of the Corporation, written notice of his resignation, which resignation shall take effect at the time specified therein, or if no time be specified, then at the time of receipt thereof.

         Section 2.11. Vacancies. Any vacancy occurring on the board of directors for any reason, including an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though there is less than a quorum of the board of directors, or by the affirmative vote of the shareholders entitled to vote for that director. If the directors in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors in office. A director elected to fill a vacancy shall be elected for the unexpired term of his/her predecessor in office. Any directorship to be filled by reason of any increase in the number of directors shall be filled by the affirmative vote of the directors then in office, or if directed by the Board of Directors, by an election at any annual meeting or at a special meeting of shareholders called for that purpose.

         Section 2.12. Compensation. By resolution of the Board of Directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at meetings; or a stated salary as director. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any capacity as an officer, employee, agent or otherwise, and receiving compensation therefor.

         Section 2.13. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless: (i) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting; (ii) such director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before the adjournment of the meeting or to the corporation within a reasonable time after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 2.14. Chairman of the Board. The Chairman of the Board, if such officer shall be chosen by the Board of Directors, shall preside at all meetings of the Board of Directors at which he is present. He shall, subject to the direction of the Board of Directors, have general oversight over the affairs


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of the Corporation, and shall, from time to time, consult and advise with the
President in the direction and management of the Corporation's business and affairs, and shall also do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

         Section 2.15. Bank Accounts. Anything herein to the contrary notwithstanding, the Board of Directors may, except as otherwise be required by law, authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation, to sign checks, drafts or other orders for the payment of money or notes or other evidences of indebtedness, to endorse for deposit, deposit to the credit of the Corporation at any financial institution in which the Corporation may maintain an account, or to cash checks, notes, drafts or other bankable securities or instruments, and such authority may be general or confined to specified instances, as the Board may elect; but unless so authorized by the Board, no officer, agent or employee shall have the power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

         Section 2.16. Dividends. In the manner permitted by the Colorado Corporation Code, the Board of Directors of the Corporation may, from time to time, declare, and the Corporation may pay, dividends in cash, property, or its own shares.

         Section 2.17. Sale, Mortgage, or Lease of Assets. The sale, lease, exchange, or other disposition of all or substantially all of the priority and assets of the Corporation in the usual and regular course of its business, and the mortgage or pledge of, the creation of security interests in, or any other dedication to the repayment of indebtedness of any or all property and assets of the Corporation, whether with or without recourse and whether or not in the usual and regular course of business, may be made upon such terms and conditions and for such consideration, which may consist in whole or in part of cash or other property, including shares, obligations, or other securities of any other corporation, domestic or foreign, as are authorized by the Board of Directors. Approval by the shareholders shall not be necessary.

         A sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the Corporation, with or without its goodwill, if not in the usual and regular course of this business, may be made upon such terms and conditions and for such consideration, which may consist in whole or in part of cash or other property, including shares, obligations, or other securities of any other corporation, domestic or foreign, as may be authorized in the following manner.

                  (a) The Board of Directors shall adopt a resolution setting forth a proposal for the sale, lease, exchange, or other disposition and directing the proposal be submitted to a vote at a meeting of shareholders, which may be either an annual or a special meeting. The Board of Directors may impose conditions on shareholder approval of such proposal.

                  (b) Not less than twenty (20) days before such meeting, written notice shall be given to each shareholder of record, whether or not entitled to vote at such meeting, in the manner provided in these by-laws for the giving of notice of meetings of shareholders. Whether the meeting is an annual or a special meeting, said notice shall state that the purpose or one of the purposes of said meeting is to consider the proposed sale, lease, exchange, or other disposition.

                  (c) At such meeting, the shareholders may authorize the sale, lease, exchange, or other disposition and may fix, or authorize the Board of Directors to fix, any or all of the terms an conditions thereof and the consideration to be received by the Corporation therefor. Such authorization shall require the affirmative vote of two-thirds of the shares of the Corporation entitled to vote thereon, unless any class of shares is entitled to vote thereon as a class, in which event the authorization shall require the affirmative vote of the holders of two-thirds of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.


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                  (d) After such authorization by a vote of shareholders, the
         Board of Directors nevertheless, in its discretion, may abandon the sale, lease, exchange, or other disposition of assets, subject to the rights of third parties under any contracts relating thereto, without further action or approval by share- holders.

         Section 2.18. Directors' Conflicts of Interest. No contract or transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association, or entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for the reason or solely because such directors or officers are present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies the contract or transaction, or solely because their votes are counted for such purpose if:

                  (a) The material fact as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee which in good faith authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even though the disinterested directors are less than a quorum; or

                  (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved, or ratified in good faith by vote of the shareholders; or

                  (c) The contract or transaction is fair to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

         Common or disinterested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a Committee thereof which authorizes, approves, or ratifies such contract or transaction.


                                   ARTICLE III
                                   COMMITTEES

         Section 3.1. Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate one or more of its members to constitute an executive committee or any other committee. Each committee shall have one or more members, who serve at the pleasure of the board of directors. The designation of such a committee and the delegation to it of authority shall not operate to relieve the board of directors, or any member of it, of any responsibility imposed by law.

         Section 3.2. Authority of Executive Committee. If the board of directors appoints an executive committee, the executive committee shall have and may exercise all of the authority of the board of directors when the board of directors is not in session except as set forth in Section 3.3 herein.

         Section 3.3. Limits on Authority of Committees. No committee, including the executive committee, may do any of the following: authorize or approve distributions; approve or propose to shareholders action that are required by law to be approved by shareholders; fill vacancies on the board of directors or on any of its committees; amend articles of incorporation; adopt, amend, or repeal bylaws; approve a plan of merger not requiring shareholder approval; authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the board of directors; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize


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a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

         Section 3.4. Tenure. Each member of a committee shall serve at the pleasure of the board of directors.

         Section 3.5. Meetings and Notice. Regular meetings of a committee may be held without notice at such times and places as the committee may fix from time to time by resolution. Special meetings of a committee may be called by any member of it upon not fewer than two days' notice stating the place, date, and hour of the meeting. Notice of special meetings shall be given in the same manner as is notice of special director meetings and as specified in Section 2.5 hereof. Any member of a committee may waive notice of any meeting, and no notice of any meeting need be given to any member of it who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting. Any regular or special meeting may be by means of conference telephone or other device permitted under Section 2.8 of these bylaws.

         Section 3.6. Quorum. A majority of the members of committee shall constitute a quorum for the transaction of business at any meeting of that committee, and action of the committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         Section 3.7. Action Without a Meeting. Any action that may be taken by a committee at a meeting may be taken without a meeting by one or more written consents, setting forth the action so taken, signed by all members of that committee.

         Section 3.8. Resignation and Removal. Any member of a committee may be removed at any time, with or without cause, by resolution adopted by a majority of the full board of directors. Any member of a committee may resign from the committee at any time by giving written notice to the president or secretary of the corporation, and unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.9. Vacancies. Any vacancy in a committee may be filled by a resolution adopted by a majority of the full board of directors.

         Section 3.10. Procedure. A committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. A committee shall keep regular minutes of its proceedings, and report the same to the board of directors for the board's information at the meeting thereof held next after the proceedings shall have occurred.


                                   ARTICLE IV
                                    OFFICERS

         Section 4.1. Number. The board of directors shall appoint a president and a secretary. The board of directors, in their discretion, may also appoint a chair of the board, one or more vice presidents, a treasurer, and such other officers and assistant officers as they shall from time to time deem proper. Any two or more offices may be held by the same person. The board may choose not to fill any of the other officer positions for any period. Each officer shall be a natural person who is 18 years of age or older.

         Section 4.2. Appointment and Term of Office. The officers of the corporation shall be appointed by the board of directors at the first meeting of the directors. If the appointment of officers shall not be held at such meeting, such appointment shall be held as soon thereafter as conveniently may


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be. Each officer shall hold office until a successor shall have been duly appointed and qualified or until the officer's death or until the officer resigns or is removed in the manner hereinafter provided.

         Section 4.3. Removal. Any officer or agent appointed by the board of directors may be removed by the board of directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the board of directors.

         Section 4.5. Chair of the Board. The chair of the board, if there be such an office, shall, if present, preside at all meetings of the board of directors, and exercise and perform such other powers and duties as may be from time to time assigned to the chair by the board of directors.

         Section 4.6. President. The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. When present, the president shall preside at all meetings of the shareholders in the absence of the chair of the board. The president may sign, with the secretary or any other proper officer of the corporation authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

         Section 4.7. Vice Presidents. In the absence of the president or in the event of the president's death, inability or refusal to act, the vice president (or in the event there shall be more than one vice president, the vice presidents in the order designated at the time of their appointment, or in the absence of any designation then in the order of their appointment) shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to the vice president by the president or by the board of directors.

         Section 4.8. Secretary. The secretary shall: (a) prepare the minutes of the shareholders' and board of directors' meetings and keep them in one or more books provided for that purpose; (b) authenticate such records of the corporation as shall from time to time be required; (c) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (d) be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal of the corporation, if any, is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (e) keep a register of the post office address of each shareholder; (f) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the president or the board of directors.

         Section 4.9. Treasurer. The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for money due and payable to the corporation from any source whatsoever, and deposit all such money in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these bylaws; and (b) in general perform all of the duties incident to the


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


office of treasurer and such other duties as from time to time may be assigned to the treasurer by the president or the board of directors.


                                    ARTICLE V
                                     OFFICES

         Section 5.1. Principal Office. The principal office and place of business of the corporation in the State of Colorado shall be located at 402 Orofino Drive, Castle Rock, Colorado. The corporation shall have such other offices as the board of directors may designate or the business of the corporation may require from time to time.

         Section 5.2. Registered Office and Registered Agent. The registered office of the Corporation is situated at 402 Orofino Drive, Castle Rock, Colorado 80104 and the registered agent, whose business address is and shall be identical to the address of the registered office, is Paul E. Mendell. The Board of Directors may from time to time change the registered office, registered agent, or the address thereof, as provided by law.


                                   ARTICLE VI
                       CONTRACTS, LOANS, CHECKS, DEPOSITS

         Section 6.1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section 6.2. Bank Accounts. Anything herein to the contrary notwithstanding, the Board of Directors may, except as otherwise be required by law, authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation, to sign checks, drafts or other orders for the payment of money or notes or other evidences of indebtedness, to endorse for deposit, deposit to the credit of the Corporation at any financial institution in which the Corporation may maintain an account, or to cash checks, notes, drafts or other bankable securities or instruments, and such authority may be general or confined to specified instances, as the Board may elect; but unless so authorized by the Board, no officer, agent or employee shall have the power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

         Section 6.3. Dividends. In the manner permitted by the Colorado Corporation Code, the Board of Directors of the Corporation may, from time to time, declare, and the Corporation may pay, dividends in cash, property, or its own shares.

         Section 6.4. Sale, Mortgage, or Lease of Assets. The sale, lease, exchange, or other disposition of all or substantially all of the priority and assets of the Corporation in the usual and regular course of its business, and the mortgage or pledge of, the creation of security interests in, or any other dedication to the repayment of indebtedness of any or all property and assets of the Corporation, whether with or without recourse and whether or not in the usual and regular course of business, may be made upon such terms and conditions and for such consideration, which may consist in whole or in part of cash or other property, including shares, obligations, or other securities of any other corporation, domestic or foreign, as are authorized by the Board of Directors. Approval by the shareholders shall not be necessary.

         A sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the Corporation, with or without its goodwill, if not in the usual and regular course of this business, may be made upon such terms and conditions and for such consideration, which may consist in whole or in part of cash or other property, including shares, obligations, or other securities of any other corporation, domestic or foreign, as may be authorized in the following manner.

                  (a) The Board of Directors shall adopt a resolution setting forth a proposal for the sale, lease, exchange, or other disposition and directing the proposal be submitted to a vote at a meeting of shareholders, which may be either an annual or a special meeting. The Board of Directors may impose conditions on shareholder approval of such proposal.

                  (b) Not less than twenty (20) days before such meeting, written notice shall be given to each shareholder of record, whether or not entitled to vote at such meeting, in the manner provided in these by-laws for the giving of notice of meetings of shareholders. Whether the meeting is an annual or a special meeting, said notice shall state that the purpose or one of the purposes of said meeting is to consider the proposed sale, lease, exchange, or other disposition.

                  (c) At such meeting, the shareholders may authorize the sale, lease, exchange, or other disposition and may fix, or authorize the Board of Directors to fix, any or all of the terms an conditions thereof and the consideration to be received by the Corporation therefor. Such authorization shall require the affirmative vote of two-thirds of the shares of the Corporation entitled to vote thereon, unless any class of shares is entitled to vote thereon as a class, in which event the authorization shall require the affirmative vote of the holders of two-thirds of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

                  (d) After such authorization by a vote of shareholders, the Board of Directors nevertheless, in its discretion, may abandon the sale, lease, exchange, or other disposition of assets, subject to the rights of third parties under any contracts relating thereto, without further action or approval by share- holders.

         Section 6.5. Directors' Conflicts of Interest. No contract or transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association, or entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for the reason or solely because such directors or officers are present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies the contract or transaction, or solely because their votes are counted for such purpose if:

                  (a) The material fact as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee which in good faith authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even though the disinterested directors are less than a quorum; or

                  (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved, or ratified in good faith by vote of the shareholders; or

                  (c) The contract or transaction is fair to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

         Common or disinterested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a Committee thereof which authorizes, approves, or ratifies such contract or transaction.


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                                   ARTICLE VII
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 7.1. Stock Certificates.

                  (a) The shares of the Corporation shall be represented by certificates signed by the President or a Vice President and the Secretary or Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. In case any officer who has signed shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

                  (b) There shall be set forth upon the face or back of every certificate representing shares other than common stock issued by the Corporation a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued by the Articles of Incorporation.

                  (c) Each certificate representing shares shall state upon the face thereof (i) the corporation is organized under the laws of the State of Colorado, (ii) the name of the person to whom issued, (iii) the number and class of shares which such certificate represents, and
         (iv) the par value of each share or that the share has no par value, as the case may be.

                  (d) No certificate shall be issued for any share until such share is fully paid for.

         Section 7.2. Consideration for Shares. Shares shall be issued for such consideration expressed in dollars, but not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. Future services shall not constitute payment or part payment for shares of the Corporation. A promissory note shall not constitute payment or part payment for shares of the Corporation unless the note is negotiable and is secured by collateral, other than the shares, having a fair market value at least equal to the principal amount of the note.

         Section 7.3. Lost and Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates which have been allegedly lost or destroyed upon receipt of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed, and the Board of Directors, when authorizing such issue of a new certificate or certificates, may, in its discretion, require the owner of such lost or destroyed certificate or certificates or his legal representative to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation, or both. Except as provided herein, no new certificate evidencing shares of stock shall be issued until the old certificate or certificates for which the new certificate is to be issued is surrendered for cancellation.

         Section 7.4. Transfers of Stock.

                  (a) Except as otherwise provided by law, the stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney upon surrender of the certificate or certificates for such shares, duly endorsed or transferred.

                  (b) The Corporation shall be entitled to treat the holder of record, including the trustee of any voting trust, of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equity or any other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as may be required by the laws of Colorado.

         Section 7.5. Transfer Restrictions. The Corporation shall have the right to impose by appropriate action restrictions upon the transfer of any shares of its capital stock or other securities, or any interest therein, from time to time issued, provided that such restrictions as may from time to time be so imposed or notice of the substance thereof shall be set forth upon the face or back of the certificates representing such shares of stock or other securities.


                                  ARTICLE VIII
                     ACTIONS AGAINST OFFICERS AND DIRECTORS

         The corporation shall indemnify to the fullest extent permitted by the Colorado Business Corporation Act any person who has been made, or is threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit, or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director or officer of the corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to an employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or as an officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise.


                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.1. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year.

         Section 9.2. Distributions. The board of directors may from time to time declare, and the corporation may pay, distributions on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

         Section 9.3. Waiver of Notice.Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or of the Colorado Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         Section 9.4. Amendment of By-Laws. Subject to repeal or change by action of the shareholders, the By-Laws may be altered, amended, or repealed, from time to time, in whole or in part, by the affirmative vote of a majority of the Board of Directors at a meeting called for that purpose, or by consent.

         Section 9.5. Conflict. In the event of any conflict between any provision in these By-Laws and in the Corporation's Articles of Incorporation, the provisions in the Articles shall control.

         Section 9.6. Gender. Reference in these By-Laws to the male gender shall be deemed to include the female gender, and vice-versa.


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


         I, Dean Brooks, as secretary of Mendell Technologies, Inc., hereby certify that the foregoing constitute the bylaws of this corporation as adopted and in full force and effect on this 5th day of January, 2000.


/s/ Dean Brooks
---------------------------
Dean Brooks, Secretary



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